Exhibit 1.1

EXECUTION VERSION

1,000,000 Depositary Shares

MAGNUM HUNTER RESOURCES CORPORATION

8% Series E Cumulative Convertible Preferred Stock

UNDERWRITING AGREEMENT

December 4, 2012

UBS Securities LLC

1000 Main Street, Suite 2750

Houston, TX 77002

MLV & Co. LLC
1251 Avenue of the Americas, 41st Floor

New York, NY 10020

Wunderlich Securities, Inc.

4400 Post Oak Parkway, Suite 1400

Houston, TX 77027

Maxim Group LLC

405 Lexington Avenue, 2nd Floor

New York, NY 10174

National Securities Corporation

120 Broadway, 27th Floor

New York, NY 10271

Northland Securities, Inc.

45 South 7th St., Suite 2000

Minneapolis, MN 55402

Ladies and Gentlemen:

Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions of this Underwriting Agreement (this “Agreement”), to issue and sell to the public through UBS Securities LLC (“UBS”), MLV & Co. LLC (“MLV”), Wunderlich Securities, Inc. (“Wunderlich”), Maxim Group LLC (“Maxim”), National Securities Corporation (“National”) and Northland Securities, Inc. (“Northland,” and together with MLV, UBS, Wunderlich, Maxim and National, the “Underwriters”), on a best efforts basis, an aggregate of 1,000,000 Depositary Shares (the “Securities”), each representing a 1/1,000th interest in a share of the Company’s 8% Series E Cumulative Convertible Preferred Stock, par value $0.01 per share with a liquidation value of

$25,000.00 per share (equivalent to $25.00 per depositary share) (the “Preferred Stock”).  The Preferred Stock, when issued, will be deposited by the Company with American Stock Transfer & Trust Company, LLC, as depositary, transfer agent and registrar (the “Depositary”) under a deposit agreement, dated November 2, 2012 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder against delivery to, or upon the order of, the Company of depositary receipts (the “Depositary Receipts”), which will evidence the Securities.

1.                                      Agreement to Act as Underwriters.

(a)                                 On the basis of the representations, warranties and agreements of the Company herein contained and subject to all of the terms and conditions of this Agreement, the Company agrees to issue and sell to the public through the Underwriters, acting as agents, and the Underwriters agree to offer and sell the Securities for the Company on a best efforts basis pursuant to this Agreement (the “Offering”).

(b)                                 Subject to the provisions of this Agreement, as compensation for the services rendered, on the Closing (as defined below), the Company shall cause to be paid to the Underwriters by wire transfer of immediately available funds to one or more accounts designated by the Underwriters, an aggregate amount equal to 4.5% of the gross proceeds received by the Company for the sale of the Securities.  The Underwriters shall allocate such fees as they mutually agree and such allocation shall be provided to the Company at or prior to the Closing.  The Underwriters agree that the foregoing compensation, together with any expense reimbursements payable hereunder, constitutes all of the compensation that the Underwriters shall be entitled to receive in connection with the Offering (as defined below) contemplated hereby.

(c)                                  The Securities will be issued pursuant to the Certificate of Designation of Rights and Preferences of 8% Series E Cumulative Convertible Preferred Stock, dated November 2, 2012.

(d)                                 The purchase price for each of the Securities shall be $23.50 per share (the “Per Share Price”) and the Securities shall each have a liquidation value of $25.00 ($25,000.00 per share of Preferred Stock) per share.  The Offering shall commence on the date hereof and shall expire upon the earlier to occur of (i) December 17, 2012, or (ii) termination in accordance with Section 9 below.

(e)                                  Subject to the provisions of this Agreement and the performance by the Company of all of its obligations to be performed hereunder, the Underwriters agree to offer and sell the Securities for the Company on a best efforts basis.  The Company recognizes that “best efforts” does not assure that the Offering will be consummated.  It is understood and agreed that the Underwriters shall not and are under no obligation to purchase any Securities for their own account and that this Agreement does not create any partnership, joint venture or other similar relationship between or among the Underwriters and the Company.

2.                                      Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Underwriters that:

(a)                                 Filing of Registration Statement.  The Company has prepared and filed, in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”), a registration statement, including a prospectus, on Form S-3 (File No. 333-174879), which became effective as of January 18, 2012, relating to the securities of the Company as described therein and the offering thereof from time to time in accordance with Rule 415(a)(1)(x) of the Rules and Regulations, and such amendments thereof as may have been required to the date of this Agreement.  The term “Registration Statement” as used in this Agreement means the aforementioned registration statement, at the time of effectiveness of such registration statement or any part thereof for purposes of Section 11 of the Securities Act (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information in the corresponding Base Prospectus (as defined below) or a prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed pursuant to Rule 430A (“Rule 430A”), 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act to be a part thereof at the Effective Time.  For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus (as defined below), the Prospectus (as defined below) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Exchange Act that is deemed to be incorporated therein by reference therein.

(b)                                 Effectiveness of Registration Statement; Certain Defined Terms.  The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act.  The Registration Statement meets, and the offering and sale of the Securities by the Company as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(4) and (a)(5) of the Rules and Regulations).  The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information.  No stop order preventing or suspending use of the Registration Statement, any Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose pursuant to Section 8A of the Securities Act against the Company or related to the Offering have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, and any request received by the Company on the part of the Commission for additional information with respect thereto has been complied with.  As used in this Agreement:

(1)                                 “Base Prospectus” means the prospectus included in the Registration Statement at the Effective Time.

(2)                                 “Disclosure Package” means (i) the Statutory Prospectus and (ii) each Issuer Free Writing Prospectus, if any, filed or used by the Company on or before the Effective Time and listed on Schedule I hereto (other than a roadshow that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations), all considered together.

(3)                                 “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

(4)                                 “Preliminary Prospectus” means any preliminary prospectus supplement, subject to completion, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act for use in connection with the offering and sale of the Securities, together with the Base Prospectus attached to or used with such preliminary prospectus supplement.

(5)                                 “Prospectus” means the final prospectus supplement, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to the Underwriters, for use in connection with the Offering that discloses the public offering price and other final terms of the Securities, together with the Base Prospectus attached to or used with such final prospectus supplement.

(6)                                 “Statutory Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein, and any prospectus supplement.

(7)                                 “Time of Sale” means 6:00 p.m., New York City time, on the date of this Agreement.

(c)                                  Conformity with the EDGAR filing.  The Prospectus delivered by the Company to the Underwriters for use in connection with the sale of the Securities pursuant to this Agreement will be identical to the versions of the Prospectus transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Contents of Registration Statement.  As of each Effective Time, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, provided that the Company makes no representation or warranty in this subsection (d) with respect to statements in or omissions from the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters or their representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 8(b) hereof).

(e)                                  Contents of Prospectus.  The Prospectus, as of its date and as of the Closing (as defined in Section 4(a) hereof) will comply in all material respects with the Rules and Regulations of the Securities Act and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company makes no representation or warranty with respect to statements in or omissions from the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters or their representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f)                                   Incorporated Documents.  Except as previously disclosed in writing to the Underwriters, each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), was filed on a timely basis with the Commission and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)                                  Disclosure Package.  The Disclosure Package, as of the Time of Sale, did not, and at the Closing will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties in this subsection (g) with respect to statements in or omissions from the Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(h)                                 Distributed Materials; Conflict with Registration Statement.  Other than the Base Prospectus, any Preliminary Prospectus and the Prospectus, the Company has not made, used, authorized, approved or referred to and will not make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule I hereto and other written communications approved in advance by the Underwriters.

(i)                                     Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  Each Issuer Free Writing Prospectus, if any, when considered together with the Disclosure Package, as of its issue date and at all subsequent times through the completion of the Prospectus Delivery Period did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading; provided that the Company makes no representation or warranty with respect to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters or their representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the Offering of the Securities as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by the Underwriters or any Selected Dealers (as defined below).

(j)                                    Not an Ineligible Issuer.  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act (“Rule 405”).

(k)                                 Due Incorporation.

(1)                                 The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and to conduct its business as it is currently being conducted and as described in the Registration Statement, the Prospectus and Disclosure Package.  The Company is duly qualified to transact business and is in good standing as a foreign corporation or other legal entity in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority would not (i) have, individually or in the aggregate, a material adverse effect upon the general affairs, business, operations, properties, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) impair in any material respect the power or ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, including the issuance and sale of the Securities (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”);

(2)                                 Each of the subsidiaries of the Company has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of organization, each with full power and authority (corporate or otherwise) to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package, and each has been duly qualified as a foreign corporation, limited liability company or limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not result in any Material Adverse Effect.

(l)                                     Subsidiaries.  Except for Arkoma Gathering, LLC and partnership interests in 40 limited partnerships of which Magnum Hunter Production, Inc. is the general partner, which were formed for the purpose of conducting drilling and other activities, or as otherwise described in the Registration Statement, the Prospectus and the Disclosure Package, the Company has no subsidiaries and does not own any beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity other than as set forth on Schedule II hereto.  The entities set forth on Schedule II hereto are referred to herein as the “subsidiaries” of the Company, or the “Company’s subsidiaries”, and no reference to the term “subsidiaries” herein when used in relation to the Company shall include any entity that is not set forth on Schedule II hereto unless otherwise expressly stated.

(m)                             Due Authorization and Enforceability.  The Company has the full right, power and authority to enter into this Agreement and to perform and discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(n)                                 Authorization and Validity of this Agreement and the Deposit Agreement. This Agreement and the Deposit Agreement have each been duly executed and delivered by the Company. The Company has all corporate power and authority necessary to execute and deliver this Agreement and the Deposit Agreement, and to perform its obligations under this Agreement and under the Deposit Agreement; the execution, delivery and performance of the Deposit Agreement by the Company, the compliance with the provisions under the Deposit Agreement by the Company and the consummation of the transactions contemplated under the Deposit Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such breach or default would not reasonably be expected to have a material adverse effect upon the business, condition, or properties of the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Deposit Agreement, except such as may be required under the Securities Act or the rules and regulations of the Commission thereunder, all of which have been obtained, or such as may be required under state securities “blue sky” laws in connection with the purchase and distribution of the Securities by the Underwriters.

(o)                                 Authorization and Validity of the Shares. The Preferred Stock to be issued by the Company underlying the Securities to be sold by the Company to the Underwriters hereunder, the Company’s Common Stock, $0.01 par value per share (“Common Stock”) issuable upon conversion of the Preferred Stock and the Securities have been duly and validly authorized and, when the Preferred Stock is issued and delivered to the Depositary against receipt of payment therefor as provided in the Deposit Agreement and when Common Stock is issued upon conversion of the Preferred Stock underlying the Securities, the Preferred Stock and such Common Stock will be duly and validly issued, fully paid and non-assessable. All corporate action required to be taken for the authorization and issuance of the Preferred Stock underlying the Securities and sale of the Securities has been, or will be before the Closing Date, validly and sufficiently taken. The Company has all corporate power and authority necessary to execute and deliver the Certificate of Designations with respect to the Preferred Stock. The Certificate of Designations with respect to the Preferred Stock will be duly filed with the Secretary of State of the State of Delaware. Upon deposit of the Preferred Stock underlying the Securities with the Depositary pursuant to the Deposit Agreement and the due execution by the Depositary of the Deposit Agreement and the Depositary Receipts, in accordance with the Deposit Agreement, the Depositary Receipts evidencing the Preferred Stock will entitle the holders thereof to the rights specified in the Deposit Agreement; the Preferred Stock and Securities will conform to the descriptions of the Preferred Stock and Securities, respectively, contained in the Disclosure Package and the Prospectus.

(p)                                 The Securities.  The issuance of the Securities has been duly and validly authorized by the Company, and the Securities, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been duly and validly issued and will be fully paid and nonassessable, will not be subject to any statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of capital stock of the Company which have not been waived or complied with, and will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(q)                                 Capitalization.  The information set forth under the caption “Capitalization” in the Statutory Prospectus (and any similar sections or information, if any, contained in the Disclosure Package) is fairly presented on a basis consistent with the Company’s financial statements.  The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Preliminary Prospectus and the Prospectus under the captions “Description of Series E Preferred Stock” and “Description of Capital Stock” (and any similar sections or information, if any, contained in the Disclosure Package).  The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws.  None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase or acquire any securities of the Company or any of its subsidiaries.  There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or (except for the exchangeable shares of MHR Exchageco Corporation issued to former security holders of NuLoch Resources, Inc.) equity or debt securities convertible into or exchangeable for, any capital stock of the Company or any of its subsidiaries other than as described in the Registration Statement, the Prospectus and the Disclosure Package.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus and the Disclosure Package, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.  The issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and, except as set forth on Schedule II hereto or to the extent set forth in the Disclosure Package and the Prospectus, are owned directly by the Company or by another wholly-owned subsidiary of the Company, except for the security interests, in each case as described in the Disclosure Package, granted pursuant to (i) the Second Amended and Restated Credit Agreement, dated as of April 13, 2011, as amended, by and among the Company, as borrower, Bank of Montreal, as administrative agent, and the lenders party thereto, (ii) the First Lien Credit Agreement, dated as of August 16, 2011, as amended, by and among Eureka Hunter Pipeline, LLC, as borrower, the lenders party thereto from time to time, and SunTrust Bank, as administrative agent, and (iii) the Second Lien Term Loan Agreement, dated as of August 16, 2011, as amended, by and among Eureka Hunter Pipeline, LLC, as borrower, PennantPark Investment Corporation, and the other lenders party thereto from time to time, and U.S. Bank National Association, as collateral agent (collectively, the “Permitted Encumbrances”), are free and clear of any lien, encumbrance, security interest, claim or charge, other than those described in, or incorporated by reference into, the Registration Statement and the Prospectus.

(r)                                    No Conflict.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the issuance and sale of the Securities and the issuance of Common Stock upon conversion of the Preferred Stock underlying Securities by the Company, will not (i) conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with or without notice, lapse of time or both would result in any breach or violation of or constitute a default under), give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties may be bound or to which any of their property or assets is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or (iii) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties or assets, except, with respect to clauses (i), (ii) (only with respect to the Company’s subsidiaries), and (iii), for any such conflict, breach, violation or default as would not, individually or in the aggregate, have a Material Adverse Effect.

(s)                                   No Consents Required.  No approval, authorization, consent or order of or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required of the Company in connection with the Company’s execution, delivery and performance of this Agreement, the consummation by the Company of the transactions contemplated hereby, the issuance and sale of the Securities or the issuance of Common Stock upon conversion of the Preferred Stock underlying the Securities other than (i) such as have been obtained, (ii) such filings as may be required under the Securities Act, (iii) any necessary qualification of the Securities under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered, (iv) such filings as may be required by the NYSE MKT LLC (“NYSE MKT”), or (v) any required filing on Form 8-K under the Exchange Act.

(t)                                    Preemptive Rights.  There are no preemptive rights or other rights (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied or as described in the Prospectus) to subscribe for or to purchase any shares of capital stock of the Company or other equity interests of the Company or any of its subsidiaries, or any agreement or arrangement between the Company and any of the Company’s stockholders or between any of the Company’s subsidiaries and any of such subsidiary’s stockholders, or to the Company’s knowledge, between or among any of the Company’s stockholders or any of its subsidiaries’ stockholders, which grant special rights with respect to any shares of the Company’s or any of its subsidiaries’ capital stock or which in any way affect any stockholder’s ability or right to alienate freely or vote such shares.

(u)                                 Registration Rights.  Except as described in the Preliminary Prospectus, Disclosure Package or the Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied) to require the Company or any of its subsidiaries to register any securities with the Commission.

(v)                                 Independent Accountants.  Hein & Associates LLP (“Hein”), whose reports on the consolidated financial statements of the Company are incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, is, and during the periods covered by its reports, was and PricewaterhouseCoopers LLP (“PwC”) who reviewed the condensed consolidated financial statements of the Company contained in its Form 10-Q for the quarter ended September 30, 2012, is (i) an independent public accounting firm within the meaning of the Securities Act, (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and (iii) to the Company’s knowledge, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.  Except as disclosed in the Registration Statement and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, neither Hein nor PwC has been engaged by the Company at any time to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(w)                               Financial Statements.  The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects (i) the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and its consolidated subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments).  There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable, and present fairly in all material respects the information shown therein and the Company’s basis for using such measures.

(x)                                 Absence of Material Changes.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company or any of its subsidiaries, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of its subsidiaries, which is material to the Company or any of its subsidiaries, (iv) other than with respect to the monthly dividends paid with respect to the Company’s Series C Cumulative Perpetual Preferred Stock and Series D Cumulative Preferred Stock, any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (v) any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness), or material change in the short-term debt or long-term debt of the Company or any of its subsidiaries (other than upon conversion of convertible indebtedness) or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options under the Company’s stock option plans existing on the date hereof) of the Company or any of its subsidiaries.

(y)                                 Legal Proceedings.  Except as disclosed in the Company’s filings with the Commission, there are no legal or governmental actions, suits, claims or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its subsidiaries is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein and are not so described therein, or which, singularly or in the aggregate, if resolved adversely to the Company or such subsidiary, would reasonably be likely to result in a Material Adverse Effect or prevent or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby.

(z)                                  No Violation.  Neither the Company nor any of its subsidiaries is in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its charter or bylaws (or analogous governing instrument, as applicable) or (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or such subsidiary is a party or by which any of its properties may be bound or affected, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, with respect to clauses (i) (only with respect to the Company’s subsidiaries), (ii) and (iii) above, to the extent any such contravention has been waived or would not result in a Material Adverse Effect.

(aa)                          Permits.  The Company and each of its subsidiaries have made all filings, applications and submissions required by, and own or possess all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as described in the Disclosure Package (collectively, “Permits”), and is in compliance in all material respects with the terms and conditions of all such Permits.  Except as would not result in a Material Adverse Effect, all such Permits are valid and in full force and effect.  Neither the Company nor any of its subsidiaries has received any written notice of any proceedings relating to revocation or modification of, any such Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.  Except as may be required under the Securities Act and state and foreign Blue Sky laws, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and the NYSE MKT, no other Permits are required of the Company for the Company or any of its subsidiaries to enter into, deliver and perform this Agreement, to issue and sell the Securities to be issued and sold by the Company hereunder and to issue Common Stock upon conversion of the Preferred Stock underlying the Securities.

(bb)                          Not an Investment Company.  The Company is not or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be (i) required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(cc)                            No Price Stabilization.  Neither the Company nor any of its subsidiaries, or any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in, or which has constituted or which would reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(dd)                          Good Title to Property.  The Company and each of its subsidiaries has (i) good and defensible title to all of its oil and gas properties (including oil and gas wells, producing leasehold interests and appurtenant personal property), and (ii) good and defensible title to all other real and personal property owned by the Company and each of its subsidiaries, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except for the Permitted Encumbrances and such as are described in the Registration Statement and Prospectus or such as do not materially affect the value of the properties of the Company and its subsidiaries, considered as one enterprise, and do not interfere in any material respect with the use made and proposed to be made of such properties by the Company and its subsidiaries, considered as one enterprise; and all of the leases and subleases under which the Company or any of its subsidiaries holds or uses properties described in the Registration Statement and Prospectus are, to the knowledge of the Company, in full force and effect, with such exceptions as would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession or use of the leased or subleased premises.  The working interests in oil, gas and mineral leases or mineral interests which constitute a portion of the real property held by the Company reflect in all material respects the right of the Company and each of its subsidiaries to explore, develop or receive production from such real property, and the care taken by the Company and each of its subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Company and its subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce for hydrocarbons.  To the knowledge of the Company, the Company and each of its subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable the Company and each of its subsidiaries to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus, and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect.

(ee)                            Intellectual Property Rights.  The Company and each of its subsidiaries owns or possesses the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on its businesses as currently conducted, and as proposed to be conducted as described in the Disclosure Package and the Prospectus, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the foregoing except for those that could not have a Material Adverse Effect.  The Intellectual Property licenses described in the Disclosure Package and the Prospectus are, to the knowledge of the Company, valid, binding upon, and enforceable by or against the parties thereto in accordance with their terms.  The Company and each of its subsidiaries has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person of any Intellectual Property license.  The Company’s and each of its subsidiaries’ business as now conducted, does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person.  Neither the Company nor any of its subsidiaries has received written notice of any claim against the Company or any of its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.  The Company and each of its subsidiaries has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements.  The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its subsidiaries’ right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted.  Neither the Company nor any of its subsidiaries owns any patents or has made application for the issuance of a patent.

(ff)                              No Labor Disputes.  No labor problem or dispute with the employees of the Company or any of the Company’s subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any of the Company’s subsidiaries plans to terminate employment with the Company or any of the Company’s subsidiaries.  Except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries.

(gg)                            Taxes.  Except as disclosed in its filings with the Commission, the Company and each of its subsidiaries (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefor) that have been required to be filed and (ii) is not in default in the payment of any taxes which were payable pursuant to such returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Registration Statement, the Disclosure Package and the Prospectus.  Neither the Company nor any of its subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, is reasonably likely to be asserted or threatened against it that would result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has engaged in any transaction identified as a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or any

transaction that is “substantially similar” (within the meaning of Treasury Regulations Section 1.6011-4(c)(4)) to a “listed transaction.”

(hh)                          ERISA.  The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; neither the Company nor any of its subsidiaries has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ii)                                  Compliance with Environmental Laws.  The Company and each of its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to their businesses (“Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except, with respect to clauses (i), (ii), and (iii) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect.  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(jj)                                Insurance.  The Company and each of its subsidiaries maintains or is covered by insurance provided by recognized, financially sound and reputable institutions with insurance policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.  All such insurance is fully in force on the date hereof and will be fully in force as of the Closing.  The Company has no reason to believe that it and its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has been denied any material insurance policy or coverage for which it has applied.  Neither the Company nor any of its subsidiaries insures risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the Disclosure Package.

(kk)                          Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ll)                                  Disclosure Controls.  Except as disclosed in the Disclosure Package, the Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established.  Except as disclosed in the Disclosure Package, there are no significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, or report financial data to management and the Board of Directors of the Company.  The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(mm)                  Minute Books.  The minute books of the Company and each of its subsidiaries have been made available (other than certain personnel and other information) upon request to the Underwriters and counsel for the Underwriters, and such books (i) contain a materially complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its subsidiaries since the time of its incorporation or organization through the date of the latest meeting and action, to the extent the minutes of such meetings have been reduced to writing as of the date of this Agreement, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(nn)                          Contracts; Off-Balance Sheet Interests.  There is no document, contract, permit or instrument, or off-balance sheet transaction (including without limitation, any

“variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required by the Securities Act or the Rules and Regulations to be described in the Registration Statement or the Disclosure Package or to be filed as an exhibit to the Registration Statement or document incorporated by reference therein, which is not described or filed as required.  Each description of a document, contract, permit or instrument in the Registration Statement or the Disclosure Package accurately reflects in all material respects the terms of the underlying document, contract, permit or instrument.  The documents, contracts, permits and instruments described in the immediately preceding sentence to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, are enforceable against and by the Company in accordance with the terms thereof and are in full force and effect on the date hereof.  Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any case which default or event, individually or in the aggregate, would have a Material Adverse Effect.  No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or a subsidiary, if a subsidiary is a party thereto, of any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its properties or business or a subsidiary or the subsidiary’s properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(oo)                          No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of their affiliates on the other hand, which is required to be described in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein and which has not been so described.

(pp)                          Brokers Fees.  Except as disclosed in the Disclosure Package, there are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Securities.

(qq)                          Forward-Looking Statements.  The Company has no actual knowledge that any forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Disclosure Package or the Prospectus at the time it was made or upon any reaffirmation thereof by the Company, was false or misleading in any respect.

(rr)                                Sarbanes-Oxley Act.  The Company, and to its knowledge, each of the Company’s directors or officers, in their capacities as such, are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission.  Each of the principal executive officer and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by him or her with the Commission.  For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(ss)                              Foreign Corrupt Practices.  Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or any of its subsidiaries has, directly or indirectly, while acting on behalf of the Company or any of its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(tt)                                Affiliate Transactions.  There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required.  The Company does not, directly or indirectly, including through any subsidiary, have any outstanding personal loans or other credit extended to or for any of its directors or executive officers.

(uu)                          Statistical or Market-Related Data.  Any statistical, industry-related or market-related data included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(vv)                          Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

(ww)                      OFAC.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any affiliate, joint venture partner or other person or entity, which, to the Company’s knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xx)                          Margin Securities.  The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(yy)                          Rated Securities.  At the Time of Sale there were, and as of the Closing there will be, no securities of or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) promulgated under the Securities Act.

(zz)                            FINRA Affiliations.  Except for the Company’s indirect ownership of Energy Hunter Securities, Inc., there are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the Commission, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(aaa)                   Exchange Act Requirements.  The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(bbb)                   Trading Market.  No approval of the stockholders of the Company under the rules and regulations of any trading market is required for the Company to issue and deliver the Securities.

(ccc)                      Independent Engineers. Cawley, Gillespie & Associates, Inc. (“CGA”) and AJM Deloitte and Touche, LLP (“AJM Deloitte”) are petroleum engineering consulting firms from whose reserve reports information is contained or incorporated by reference in the Disclosure Package, and act as independent petroleum engineers with respect to the Company. Other than (i) the production of reserves in the ordinary course of business, (ii) intervening price fluctuations or (iii) as described in the Disclosure Package, the Company is not aware of any facts or circumstances that would result in a material adverse change in its proved net reserves in the aggregate, or the aggregate present value of estimated future net revenues of the Company or the standardized measure of discounted future net cash flows therefrom, as described in the Disclosure Package and reflected in the reserve information as of the respective dates such information is given. The information underlying the estimates of the proved net reserves of the Company and each of its subsidiaries that was supplied by the Company and/or its subsidiaries to CGA and AJM Deloitte for the purposes of preparing the reports of CGA and AJM Deloitte referenced in the Disclosure Package and estimates of proved reserves of the Company and its subsidiaries disclosed in the Disclosure Package, including, production, costs of operation, and future operations and sales of production, was true and correct in all material respects on the dates such information was provided, and such information was supplied and was prepared in accordance with customary industry practices. The estimates of proved reserves of the Company and its subsidiaries that were prepared by or on behalf of the Company that are disclosed in the Disclosure Package and the Registration Statement, including, production, costs of operation, and future operations and sales of production, are true and correct in all material respects. Except as described in the Disclosure Package, the Prospectus, including the oil and natural gas production and reserve information and estimates of future net revenues and discounted future net cash flows identified as the SEC Case (and with respect to discounted future net cash flows, our “standardized measure” and not our pre-tax PV-10) included or incorporated by reference therein, will comply, in all material respects with the applicable requirements of the Securities Act and Item 1200 of Regulation S-K and Rule 4.10(a) of Regulation S-X, Industry Guide 2 under the Act and Statement of Financial Accounting Standards Board No. 69, Disclosures about Oil and Petroleum Producing Activities, as amended to date.

(ddd)                   To the best of the Company’s knowledge, information and belief, none of the current directors or officers of the Company or any of its subsidiaries (or such stockholders’ respective principals) is or has ever been subject to prior regulatory, criminal or bankruptcy proceedings in the U.S. or elsewhere.

(eee)                      The Company has not provided and has not authorized any other person to act on its behalf to provide any investor or its respective agents or counsel with any information about the Company that constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus.

Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters in connection with the Offering of the Securities shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.                                      Purchase and Sale of Securities.

(a)                                 Subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Securities to the public through the Underwriters, and the Underwriters agree to offer and sell the Securities for the Company on a best efforts basis, at a purchase price equal to the Per Share Price.  The Underwriters shall endeavor to sell the Securities on behalf of the Company to both retail and institutional investors (each an “Investor,” collectively, the “Investors”) upon the terms and conditions set forth in the Disclosure Package and the Prospectus.

(b)                                 The Underwriters may retain other brokers or dealers (each a “Selected Dealer”) who are members in good standing of FINRA and duly registered as broker-dealers under the Exchange Act and under the laws of any states in which the Offering is conducted (except where such registration is not required by law) to assist them and to act as subagents on their behalf in connection with the Offering, and may enter into agreements with such Selected Dealers for the offer and sale of the Securities adopting such provisions of this Agreement for the benefit of the Selected Dealers as the Underwriters deem appropriate; provided, however, that the Company will only be obligated to pay the Underwriters, in accordance with the terms of this Agreement, for their services rendered hereunder and shall be under no obligation to make any payment of any kind to any such Selected Dealer.

(c)                                  It is understood and agreed that the Underwriters shall not and are under no obligation to purchase any Securities for their own account and that this Agreement does not create any partnership, joint venture, or other similar relationship between or among the Underwriters and the Company.

4.                                      Delivery of the Securities.

(a)                                 The Securities to be purchased by each Investor hereunder, in definitive form, and registered in such names as the Underwriters (on behalf of the Investors) may request shall be delivered by or on behalf of the Company, to the Investors through the facilities of The Depository Trust Company (“DTC”) or a custodian designated by DTC for the account of each Investor, against payment by or on behalf of each Investor of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to each Underwriter at least forty-eight hours in advance.  The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Closing (as defined below) with respect thereto at the office of DTC or its designated custodian.  The delivery and payment shall be 10:00 a.m., New York City time, on such date as may be agreed to as the Closing or such other time as the Underwriters and the Company may agree upon in writing.  One or more closings of the transactions contemplated hereby (each, a “Closing”) may be undertaken during the Offering period.

(b)                                 The documents to be delivered at the Closing by or on behalf of the parties hereto pursuant to Section 7 hereof, will be delivered at the offices LeClairRyan, A Professional Corporation, counsel to the Underwriters, at 885 Third Avenue, New York, New York 10022, or at such other place as the Company and Underwriters may agree (the “Closing Location”), and the Securities will be delivered at the office of DTC or its designated custodian, all at the Closing.  A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Closing, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. All actions taken at the Closing shall be deemed to have occurred simultaneously.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                                      Certain Agreements of the Company.  The Company agrees with the Underwriters that:

(a)                                 Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus and the Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Underwriters, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

(b)                                 Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Underwriters of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Underwriters a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Underwriters promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)                                  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by the Underwriters or dealers, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Underwriters of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Underwriters, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Underwriters’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)                                 Rule 158.  As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Securities Act and Rule 158.

(e)                                  Furnishing of Prospectuses.  The Company will furnish to the Underwriters copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)                                   Blue Sky Qualifications.  The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters designate and will continue such qualifications in effect so long as required for the distribution; provided that such obligation to qualify the Securities for sale shall not include the obligation to register the Securities in any such jurisdiction in the event that counsel for the Company reasonably determines that such registration is not required pursuant to Section 18 of the Securities Act; and provided further that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to register or qualify as a dealer in securities or to take any action that would subject it to service of process in any jurisdiction, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)                                  Reporting Requirements.  For so long as the Securities remain outstanding, the Company will furnish to the Underwriters as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriters (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriters may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(h)                                 Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters designate and the preparation and printing of memoranda relating thereto, any fees charged by investment rating agencies for the rating of the Securities, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, all fees and expenses incurred in connection with any filing for the review of the Offering by FINRA, and all fees and disbursements of counsel for the Underwriters in connection with the Offering up to $100,000 in the aggregate.

(i)                                     Use of Proceeds.  The Company will use the net proceeds received in connection with this Offering in the manner described in the “Use of Proceeds” section of the Disclosure Package and the Prospectus and, except as disclosed in the Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(j)                                    Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(k)                                 NYSE MKT Listing.  The Company will use commercially reasonable efforts to list, subject to notice of issuance, the Securities on the NYSE MKT.

6.                                      Free Writing Prospectuses.

(a)                                 Issuer Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Underwriters, and the Underwriters represent and agree that, unless they obtain the prior consent of the Company and the Underwriters, they have not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b)                                 Term Sheets.  The Company will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Underwriters, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Securities.  Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.  The Company also consents to the use by the Underwriters of a free writing prospectus that contains only (i) (x) information describing the preliminary terms of the Securities or their offering, (y) information permitted by Rule 134, or (z) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7.                                      Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters hereunder will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                 Accountants’ Comfort Letters.

(i)                                     On the date hereof, the Underwriters shall have received a letter dated the date hereof (the “Comfort Letter”), addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and their counsel, from each of Hein and PwC (i) confirming that it is an independent public accountant with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standard No. 100 (or successor bulletins), in connection with registered public offerings.

(ii)                                  At the Closing, the Underwriters shall have received from each of Hein and PwC a letter (the “Bring-Down Letter”), dated as of the Closing, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and their counsel, (i) confirming that it is an independent public accountant with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Prospectus, as of a date not more than three days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Comfort Letter, and (iii) confirming in all material respects the conclusions and findings set forth in the Comfort Letter.

(b)                                 Filing of Prospectus.  The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.

(c)                                  No Stop Orders.  Prior to the Closing:  (i) no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, (ii) no order suspending the qualification or registration of the Securities under the securities or blue sky laws of any jurisdiction shall be in effect and (iii) all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.  On or prior to the Closing, the Registration Statement or any amendment thereof or supplement thereto shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Disclosure Package, nor any Issuer Free Writing Prospectus nor the Prospectus nor any amendment thereof or supplement thereto shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(d)                                 Action Preventing Issuance.  No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(e)                                  No Material Adverse Change.  Subsequent to the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, (i) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Disclosure Package, (ii) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness), or material change in the short-term debt or long-term debt of the Company (other than upon conversion of convertible indebtedness) or any material adverse change, in or affecting the business, assets, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this subsection (e), is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package.

(f)                                   Representations and Warranties.  Each of the representations and warranties of the Company contained herein shall be true and correct when made and on and as of the Closing, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing shall have been duly performed, fulfilled or complied with in all material respects.

(g)                                  Engineers’ Comfort Letters.  CGA and AJM Deloitte shall have furnished to the Underwriters a letter or letters, dated as of the Closing, in form and substance reasonably satisfactory to the Underwriters.

(h)                                 Opinion of Counsel for Company.  The Underwriters shall have received from Fulbright & Jaworski L.L.P., counsel to the Company, such counsel’s written opinion, addressed to the Underwriters and dated as of the Closing, in form and substance reasonably satisfactory to the Underwriters and their counsel, substantially in the form of Exhibit A hereto.  Such counsel to the Company shall also have furnished to the Underwriters a written statement (“Negative Assurances”), addressed to the Underwriters and dated the Closing, in form and substance reasonably satisfactory to the Underwriters and their counsel.

(i)                                     Opinion of Counsel for Underwriters.  The Underwriters shall have received from Reed Smith LLP, counsel for the Underwriters, such opinion or opinions, dated as of the Closing, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as it requests to enable it to pass upon such matters.

(j)                                    Officer’s Certificate.  The Underwriters shall have received on the Closing a certificate, addressed to the Underwriters and dated as of the Closing, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that:

(i)                                     each of the representations, warranties and agreements of the Company contained in this Agreement were true and correct when originally made and are true and correct as of the Time of Sale and the Closing as if made on each such date (except that those representations and warranties that address matters only as of a particular date remain true and correct as of each such date); and the Company has, in all material respects, complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing;

(ii)                                  there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Disclosure Package, any Material Adverse Effect except as set forth in the Prospectus;

(iii)                               no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall be pending or to their knowledge, threatened by the Commission or any state or regulatory body;

(iv)                              the Registration Statement and each amendment thereto, at the Time of Sale and as of the date of this Agreement and as of the Closing did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Disclosure Package, as of the Time of Sale and as of the Closing, any Issuer Free Writing Prospectus as of its date and as of the Closing, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(v)                                 no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package in order to make the statements therein not untrue or misleading in any material respect, and in the case of the Prospectus and Disclosure Package, in the light of the circumstances in which they were made.

(k)                                 NYSE MKT Listing.  The Company and counsel to the Underwriters shall have received verbal confirmation from the NYSE MKT that the Securities have been approved for listing on the NYSE MKT, subject only to official notice of issuance.

(l)                                     Additional Documents. The Company shall have furnished to the Underwriters such further information, certificates or documents as the Underwriters shall have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.                                      Indemnification and Contribution.

(a)                                 Indemnification of Underwriters and Selected Dealers.  The Company will indemnify and hold harmless the Underwriters, Selected Dealers and their partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriters or Selected Dealers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances in which they were made, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in subsection (b) below.

(b)                                 Indemnification of Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company and its directors and officers who sign a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which the Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters or their representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not the Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters or their representatives consists of the following information (the “Underwriters’ Information”) in the Prospectus furnished on behalf of each Underwriter:  Paragraphs 8 and 9 under the caption “Underwriting.”

(c)                                  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section 8(c) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, the indemnifying party shall not be responsible for paying the fees, costs and expenses for more than one separate counsel for all indemnified parties in any one jurisdiction.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                 Contribution.  If the indemnification provided for in this Section 8(d) is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses but after deducting underwriting discounts and commissions) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.                                      Termination.

(a)                                 The Underwriters shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time in writing at or prior to the Closing, without liability on the part of the Underwriters to the Company, if (i) prior to delivery and payment for any Securities (A) trading in securities generally shall have been suspended on or by the New York Stock Exchange, or the NYSE MKT, the NASDAQ Global Market or in the over the counter market (each, a “Trading Market”), (B) trading in any of the securities of the Company shall have been suspended on any exchange, in the over-the-counter market or by the Commission, (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (D) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, (E) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States, if the effect of any such event specified in clause (D) or (E), in the judgment of the Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for such Securities at the applicable Closing on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus, (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Disclosure Package or incorporated by reference therein, there has been any Material Adverse Effect, (iii) the Company shall have failed, refused or been unable to comply with the terms of or perform any agreement or obligation under this Agreement in any material respect, other than by reason of a default by the Underwriters, or (iv) any condition to the Underwriters’ obligations hereunder is not fulfilled in any material respect.  For purposes of clarification, if the closing of the Offering is not completed by December 17, 2012, this Agreement will automatically expire and terminate without any further action required by the parties hereto.

(b)                                 If this Agreement is terminated in accordance with Section 9(a) or the purchase of the Securities pursuant to the terms of this Agreement is not consummated for any reason, the Company will reimburse the Underwriters for all reasonable documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with the offering of the Securities, up to a maximum of $100,000, and the Company will have no further obligation or liability hereunder except as set forth in Sections 5(h), 8, and 9 hereof and the Underwriters will have no further obligation or liability hereunder except as set forth in Section 8 hereof.

10.                               Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities.

11.                               Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to the Underwriters, shall be mailed, delivered or telegraphed and confirmed to:

UBS Securities LLC

1285 Avenue of the Americas

New York, NY  10019

Attention: Syndicate/Michael Ryan

Facsimile No.:  (212) 713-3371

MLV & Co. LLC
1251 Avenue of the Americas, 41st Floor

New York, NY 10020
Attention: General Counsel
Facsimile No.:  (212) 317-1515

Wunderlich Securities, Inc.

4400 Post Oak Parkway, Suite 1400

Houston, TX 77027

Attention:  Syndicate

Maxim Group LLC

405 Lexington Avenue, 2nd Floor

New York, NY 10174

Attention:  Syndicate

National Securities Corporation

120 Broadway, 27th Floor

New York, NY 10271

Attention:  Syndicate

Northland Securities, Inc.

45 South 7th St., Suite 2000

Minneapolis, MN 55402

Attention:  Syndicate

with a copy to (which shall not constitute notice):

LeClairRyan, A Professional Corporation

885 Third Avenue

New York, NY 10022

Attention:  James T. Seery

Facsimile No.:  (973) 491-3415

and

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

Attention: Daniel I. Goldberg

Facsimile No.: (212) 521-5450

and if to the Company, shall be mailed, delivered or telegraphed and confirmed to:

Magnum Hunter Resources Corporation

777 Post Oak Blvd., Suite 650

Houston, Texas 77056

Attention:  Ronald D. Ormand, Chief Financial Officer

Facsimile No.:  (832) 369-6992

with a copy (which shall not constitute notice) to:

Fulbright & Jaworski L.L.P.

2200 Ross Avenue, Suite 2800

Dallas, Texas 75201

Attention:  Dave Morrison

Facsimile No.:  (214) 855-8200

Any such statements, requests, notices or agreements shall be effective only upon receipt.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.                               Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)                                 No Other Relationship.  The Underwriters have been retained solely to act as underwriters in connection with the sale of Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b)                                 Arms’ Length Negotiations.  The price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  Absence of Obligation to Disclose.  The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 Waiver.  The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

15.                               Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

16.                               Submission to Jurisdiction .  The Company and the Underwriters hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and the Underwriters irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

[Remainder of page intentionally left blank.]

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

MAGNUM HUNTER RESOURCES CORPORATION

By:	/s/ Ronald D. Ormand
Name:	Ronald D. Ormand
Title:	Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

By:	UBS SECURITIES LLC

By:	/s/ Jeff A. Jorgensen
Name:	Jeff A. Jorgensen
Title:	Director

By:	/s/ William H. Gaunt
Name:	William H. Gaunt
Title:	Associate Director

By:	MLV & CO. LLC

By:	/s/ Dean M. Colucci
Name:	Dean M. Colucci
Title:	President and Chief Operating Officer

By:	WUNDERLICH SECURITIES, INC.

By:	/s/ Christopher Freeman
Name:	Christopher Freeman
Title:	Managing Director

By:	MAXIM GROUP LLC

By:	/s/ Paul LaRosa
Name:	Paul LaRosa
Title:	Executive Managing Director

[Signature Page Continues]

By:	NATIONAL SECURITIES CORPORATION

By:	/s/ Jonathan C. Rich
Name:	Jonathan C. Rich, E.V.P.
Title:	Head of Investment Banking

By:	NORTHLAND SECURIIES, INC.

By:	/s/ Shawn D. Messner
Name:	Shawn D. Messner
Title:	Director, Investment Banking

SCHEDULE I

1.                                      General Use Free Writing Prospectuses (included in the Disclosure Package):

Free Writing Prospectus filed by the Company on December 5, 2012 containing the final term sheet filed pursuant to Section 6(b)

2.                                      Other Information Included in the Disclosure Package:

None

SCHEDULE II: Subsidiaries

Subsidiary	Jurisdiction of Incorporation	Percentage Ownership of Company or Wholly-Owned Company Subsidiary
PRC Williston, LLC	Delaware	100%
Magnum Hunter Resources GP, LLC	Delaware	100%
Magnum Hunter Resources LP	Delaware	100%
Eagle Ford Hunter, Inc.	Colorado	100%
Triad Hunter, LLC	Delaware	100%
Alpha Hunter Drilling, LLC	Delaware	100%
Eureka Hunter Holdings, LLC	Delaware	61% by Company
Eureka Hunter Pipeline, LLC	Delaware	100% owned by Eureka Hunter Holdings, LLC
Eureka Hunter Land, LLC	Delaware	100% owned by Eureka Hunter Pipeline, LLC
Bakken Hunter, LLC	Delaware	100%
Hunter Aviation, LLC	Delaware	100%
Hunter Real Estate, LLC	Delaware	100%
NGAS Hunter, LLC	Delaware	100%
MHR Callco Corporation	Alberta, Canada	100%
MHR ExchangeCo Corporation	Alberta, Canada	100%*
Magnum Hunter Production, Inc.	Kentucky	100%
Magnum Hunter Services, LLC	Delaware	100%

Licking River Gathering, LLC	Kentucky	50% owned by Magnum Hunter Production, Inc., a wholly-owned subsidiary of the Company
Sentra Corporation	Kentucky	100%
NGAS Gathering, LLC	Kentucky	100%
Energy Hunter Securities, Inc.	Kentucky	100%
54NG, LLC	Kentucky	100%
Williston Hunter ND, LLC	Delaware	100%
Magnum Hunter Midstream, LLC	Delaware	100%
TransTex Hunter, LLC	Delaware	100% owned by Eureka Hunter Pipeline, LLC
Triad Hunter Gathering, LLC	Delaware	100%
Magnum Hunter Marketing, LLC	Delaware	100%
Williston Hunter Canada, Inc.	Alberta, Canada	100% owned by MHR Exchangeco Corporation
Williston Hunter, Inc.	Delaware	100% owned by Williston Hunter Canada, Inc.
Viking International	Delaware	100%
Resources Co., Inc.
Viking Pipeline of	Delaware	100%
West Virginia, LLC
Viking Pipeline of Ohio, LLC	Delaware	100%

*Except to the extent there are exchangeable shares outstanding that are currently exchangeable on a one to one ratio for Common Stock of the Company in connection with the Company’s acquisition of NuLoch Resources, Inc., as more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Commission on February 29, 2012, as amended.